Exhibit 3.2

AMENDED AND RESTATED
BYLAWS OF
BIMINI CAPITAL MANAGEMENT, INC.

(AMENDED AS OF SEPTEMBER 28, 2007)

ARTICLE I

STOCKHOLDERS

SECTION 1.1  ANNUAL MEETINGS.  Bimini Capital Management, Inc. (the "Corporation") shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers at such time and on such day as shall be set by the Board of Directors.  Except as the Corporation's Articles of Incorporation, as amended and supplemented (the "Charter"), or applicable law provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.  Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.  The Corporation shall hold its first annual meeting of stockholders beginning with the year 2004.

SECTION 1.2  SPECIAL MEETING.  At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.  Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.  A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it.  The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation by the stockholders making such request, shall notify each stockholder entitled to notice of the meeting.  Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting shall not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months.

SECTION 1.3  PLACE OF MEETINGS.  Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

SECTION 1.4  NOTICE OF MEETINGS; WAIVER OF NOTICE.  Not less than 10 nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting.  The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.  Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, mailed to him at his address as it appears on the records of the Corporation or transmitted to him by electronic mail to any electronic mail address of the stockholder or by any other electronic means.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if before or after the meeting he signs a waiver of the notice which is filed with the records of stockholders' meetings or is present at the meeting in person or by proxy.

SECTION 1.5  QUORUM; VOTING.  Unless the Charter or statute provides otherwise, at a meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

SECTION 1.6  ADJOURNMENTS.  Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders, present in person or by proxy, to a date not more than 120 days after the original record date.  Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

SECTION 1.7  GENERAL RIGHT TO VOTE; PROXIES.  Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact.  Unless a proxy provides otherwise, it is not valid more than 11 months after its date.  A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest.  A proxy may be made irrevocable for so long as it is coupled with an interest.  The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

SECTION 1.8  LIST OF STOCKHOLDERS.  At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary shall be furnished by the Secretary.

SECTION 1.9  CONDUCT OF BUSINESS AND VOTING.  At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the chairman of the meeting.  If demanded by stockholders, present in person or by proxy, entitled to cast at least ten percent of the votes entitled to be cast upon any election or question properly before the meeting or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors.  No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

SECTION 1.10  INFORMAL ACTION BY STOCKHOLDERS.  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the Secretary of the Corporation a unanimous written consent which sets forth the action taken and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote on the matter.

SECTION 1.11  STOCKHOLDER PROPOSALS.  For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation.  In order for such notice to be timely, such notice must be received by the Corporation not less than 60 nor more than 90 days prior to the first anniversary of the Corporation’s most recent annual meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1  FUNCTION OF DIRECTORS.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or Bylaws.

SECTION 2.2  NUMBER OF DIRECTORS.  Except as the Charter provides otherwise, the Corporation shall have such number of directors not to exceed fifteen as shall be fixed from time to time by resolution of the Board of Directors, such action to be taken by a vote of not less than a majority of the directors then in office or by a unanimous written consent of the directors then in office, but in no event shall the number of directors be fewer than the minimum number required by the Maryland General Corporation Law.  Any action so taken to increase or decrease the number of directors of the Corporation shall not affect the tenure of office of any director.

SECTION 2.3  ELECTION AND TENURE OF DIRECTORS.  The Corporation shall have three classes of directors with staggered terms of three years, with one class elected every year.  Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, at each annual meeting, the stockholders shall elect directors to hold office until the annual meeting three years following such election and until their successors are elected and qualify.

SECTION 2.4  REMOVAL OF DIRECTOR.  Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Charter.

SECTION 2.5  VACANCY ON BOARD.  Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, if the office of any director becomes vacant for any reason or any new directorship is created by any increase in the authorized number of directors, then a majority vote of the remaining directors then in office, although less than a quorum, may appoint a successor or successors or fill such newly created directorship, except that vacancies resulting from the removal of a director from office by a vote of the Corporation’s stockholders may be filled by a vote of the Corporation’s stockholders at the same meeting at which such removal occurs.  A director chosen to fill a vacancy shall serve until the next election of the class for which such director shall have been appointed and until his successor is elected and qualifies.

SECTION 2.6  REGULAR MEETINGS.  After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon thereafter as practicable for the purpose of organization and the transaction of other business.  In the event that no other time and place are specified by resolution of the Board of Directors or announced by the President or the Chairman of the Board at such stockholders meeting, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders meeting.  Any other regular meeting of the Board of Directors shall be held on such date and time and at such place as may be designated from time to time by the Board of Directors.  No notice of such meeting following a stockholders meeting or any other regular meeting shall be necessary if held as hereinabove provided.

SECTION 2.7  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.  A special meeting of the Board of Directors shall be held on such date and at such time and place as may be designated from time to time by the Board of Directors.  In the absence of any such designation, such meeting shall be held on such date and at such time and place as may be set forth in the notice of meeting.

SECTION 2.8  NOTICE OF MEETING.  Except as provided in Section 2.6, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.  The notice shall state the date, time and place of the meeting.  Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission or other electronic communication or given telephonically, at least 24 hours before the time of the meeting or, in the alternative, sent by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting.  Unless a resolution of the Board of Directors provides otherwise, notices of regular and special meetings of the Board of Directors need not state the business to be transacted at or the purposes of any such meeting.  No notice of any meeting of the Board of Directors need be given to any director who attends such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened or to any director who, in writing executed and filed with the Secretary of the Corporation either before or after the holding thereof, waives such notice.  Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.9  QUORUM; ACTION BY DIRECTORS.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  In the absence of a quorum, the directors present may, by majority vote and without notice other than by announcement, adjourn the meeting from time to time until a quorum shall be present.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  Unless applicable law or the Charter requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous written consent which sets forth the action taken is signed by each member of the Board of Directors and filed with the minutes of proceedings of the Board of Directors by the Secretary of the Corporation.

SECTION 2.10  MEETING BY CONFERENCE TELEPHONE.  Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.11  COMPENSATION.  By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors.  Directors who are officers of the Corporation are not entitled to be paid for attendance at meetings of the Board of Directors or any committees thereof for which fees are paid to other directors.  A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

ARTICLE III

COMMITTEES

SECTION 3.1  COMMITTEES.  The Board of Directors shall appoint from among its members the members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of the Board of Directors, and may appoint from among its members such other committees composed of one or more directors and may delegate to any of these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws or approve any merger or share exchange which does not require stockholder approval.  If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

SECTION 3.2  COMMITTEE PROCEDURE.  Each committee may fix rules of procedure for the conduct of the business of such committee.  A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee.  The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.  Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a unanimous written consent which sets forth the action so taken is signed by each member of the committee and filed with the minutes of the committee.  The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

ARTICLE IV

OFFICERS

SECTION 4.1  EXECUTIVE AND OTHER OFFICERS.  The Board of Directors shall elect a President, a Secretary and a Treasurer of the Corporation.  The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation.  In the absence of any designation, the Chairman of the Board, if there be one, shall serve as chief executive officer and the President shall serve as chief operating officer.  The same person may hold both offices.  The Board of Directors may also elect one or more Vice Presidents, assistant officers and subordinate officers of the Corporation.  A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice President of the Corporation.  The Chairman of the Board shall be a director of the Corporation; the other officers of the Corporation may be directors.  To the extent permitted by applicable law, the Board of Directors may delegate any of its authority under this Article IV to any committee of the Board of Directors or to the chief executive officer or President of the Corporation.

SECTION 4.2  CHAIRMAN OF THE BOARD.  The Board of Directors may elect a Chairman of the Board.  The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.  Unless otherwise specified by the Board of Directors, the Chairman of the Board shall also serve as the chief executive officer of the Corporation.  In general, he or she shall perform such duties as are customarily performed by the chief executive officer of a corporation and may perform any duties of the President and shall perform such other duties as are from time to time assigned to him or her by the Board of Directors.

SECTION 4.3  PRESIDENT.  Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board or during his or her inability to act, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.  Unless otherwise specified by the Board of Directors, the President shall be the chief operating officer of the Corporation and perform the duties customarily performed by chief operating officers.  He or she may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.  In general, he or she shall perform such other duties customarily performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Corporation.

SECTION 4.4  VICE PRESIDENTS.  The Vice President or Vice Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President.  If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer or the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions.  The Vice President or Vice Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or, if delegated by the Board of Directors, by any committee thereof, the chief executive officer or the President.

SECTION 4.5  SECRETARY.  The Secretary shall keep the minutes of the meetings of the stockholders and the meetings of the Board of Directors and any committees thereof, in books provided for that purpose; the Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the Corporation's seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or, if delegated by the Board of Directors, by any committee thereof, the chief executive officer or the President.

SECTION 4.6  TREASURER.  the Treasurer shall have charge of, and be responsible for, all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors or, if delegated by the Board of Directors, by any committee thereof, the chief executive officer or the President.

SECTION 4.7  ASSISTANT AND SUBORDINATE OFFICERS.  Assistant officers and subordinate officers of the Corporation shall be officers below the office of Vice President, Secretary or Treasurer.  The assistant officers and subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors or, if delegated by the Board of Directors, by any committee thereof, the chief executive officer or the President.

SECTION 4.8  ELECTION, TENURE AND REMOVAL OF OFFICERS.  Unless the Board of Directors has delegated its authority to elect one or more officers of the Corporation, the Board of Directors shall elect all officers of the Corporation.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  Any officer of the Corporation, whether elected by the Board of Directors or elected pursuant to a delegation of authority of the Board of Directors, may be removed with or without cause at any time by the Board of Directors and, if the authority to elect such officer has been delegated by the Board of Directors to any committee thereof or the chief executive officer or President, also by such committee or the chief executive officer or President, as applicable.

SECTION 4.9  COMPENSATION.  Unless the Board of Directors has delegated its authority to any committee thereof, the chief executive officer or the President, the Board of Directors shall have the power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation.  No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.  For the avoidance of doubt, the Board of Directors may authorize any committee thereof or the chief executive officer or President upon whom the power of appointing officers may have been conferred, to fix the salaries, compensation and remuneration of such officers.

ARTICLE V

STOCK

SECTION 5.1  CERTIFICATES FOR STOCK.  The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation.  For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation.  Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents.  It shall also include on its face or back (a) a statement of any restrictions on transferability and (b) a statement which provides in substance that the Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock and any restrictions on transferability. Such request may be made to the Secretary or to its transfer agent.  It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors.  Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer.  Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.  A certificate may not be issued until the stock represented by it is fully paid.

SECTION 5.2  TRANSFERS.  The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

SECTION 5.3  RECORD DATES AND CLOSING OF TRANSFER BOOKS.  The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted other rights.  The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.6, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least 10 days before the date of the meeting.

SECTION 5.4  STOCK LEDGER.  The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

SECTION 5.5  CERTIFICATION OF BENEFICIAL OWNERS.  The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

SECTION 5.6  LOST STOCK CERTIFICATIONS.  The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation.  In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate.  In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

SECTION 5.7  EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE.  The provisions of Sections 3-701 to 3-710 of the Maryland General Corporation Law shall not apply to any share of the capital stock of the Corporation.  Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law.

ARTICLE VI

FINANCE

SECTION 6.1  CHECKS, DRAFTS, ETC.  All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice President or an Assistant Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

SECTION 6.2  ANNUAL STATEMENT OF AFFAIRS.  The President or chief accounting officer, if any, shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.  The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

SECTION 6.3  FISCAL YEAR.  The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

SECTION 6.4  DIVIDENDS.  If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

SECTION 6.5  CONTRACTS.  To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.

ARTICLE VII

SUNDRY PROVISIONS

SECTION 7.1  BOOKS AND RECORDS.  The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.  The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.  The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

SECTION 7.2  CORPORATE SEAL.  The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.  If the Corporation is required to place its corporation seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 7.3  BONDS.  The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 7.4  VOTING UPON SHARES IN OTHER CORPORATIONS.  Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President or a proxy appointed by either of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 7.5  MAIL.  Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 7.6  EXECUTION OF DOCUMENTS.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

SECTION 7.7  AMENDMENTS.  Subject to the special provisions of Section 2.2, in accordance with the Charter, these Bylaws may be repealed, altered, amended or rescinded (a) by the stockholders of the Corporation only by vote of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at any meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting) or (b) by vote of a majority of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1  ENTITLEMENT TO INDEMNIFICATION.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted or required by applicable law, every person who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any investigation, claim, action, suit or proceeding by or in right of the Corporation) (such investigation, claim, action, suit or proceeding hereinafter being referred to as a “Proceeding”) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (hereinafter referred to as an “Indemnified Party”) from and against any and all expenses and liabilities actually and in good faith paid or incurred by such Indemnified Party in connection with such Proceeding; provided, that indemnification may be made with respect to a Proceeding brought by an Indemnified Party against the Corporation only as provided in the last sentence of this Section 8.1.  As used in this Article VIII, the term “expenses” shall include all fees and expenses of the Indemnified Party, including the Indemnified Party’s attorneys’ fees and expenses, and the term “liabilities” shall include all amounts paid or payable by the Indemnified Party pursuant to or in connection with any Proceeding, including, without limitation, surety bonds, fines, penalties, amounts paid in settlement and judgments.  The Corporation shall also indemnify and hold harmless the Indemnified Party for all costs and expenses incurred by or on behalf of such Indemnified Party in connection with successfully establishing such Indemnified Party’s right to indemnification by the Corporation in any such action.  Except for Proceedings seeking to enforce an Indemnified Party’s right to indemnification, the Corporation shall only be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by or on behalf of such person only if the Proceeding (or part thereof) was authorized, including by way of ratification, by the Board of Directors.

SECTION 8.2  ADVANCEMENT OF EXPENSES.  The Corporation shall advance the expenses incurred by or on behalf of an Indemnified Party that was or is an officer or director of the Corporation in connection with any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt by the Secretary of the Corporation of an undertaking by such Indemnified Party to repay all amounts advanced by the Corporation if it shall ultimately be determined that such Indemnified Party is not entitled to indemnification based on applicable law or otherwise.  Advancement of such expenses incurred by or on behalf of other Indemnified Parties may be made by the Board of Directors in its discretion upon such terms and conditions, if any, as it deems appropriate.  It shall be a complete defense to any action for advancement of expenses initiated by or on behalf of any person that (a) a determination has been made by the Board of Directors in good faith that such person is not entitled to indemnification based on applicable law or otherwise or (b) the Corporation has not received either (i) an undertaking of such person to repay amounts advanced in the event it shall ultimately be determined that such person is not entitled to indemnification based on applicable law or otherwise or (ii) such person’s written affirmation attesting to such person’s good faith belief that the such person’s conduct would not preclude indemnification under applicable law or otherwise.

SECTION 8.3  PROCEDURE.  Any indemnification, or payment of expenses in advance of the final disposition of any Proceeding, shall be made promptly, and in any event within 60 days, upon the written request of an Indemnified Party.  The right to indemnification and advancements hereunder shall be enforceable by or on behalf of an Indemnified Party in any court of competent jurisdiction if (i) the Corporation denies such request, in whole or in part, or (ii) the Corporation fails to indemnify or advance expenses to such Indemnified Party within such sixty day period.

SECTION 8.4  EXCLUSIVITY, ETC.  The indemnification and advancement of expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory) or any agreement, vote of stockholders or vote of disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this Bylaw in connection with a claim made by an Indemnified Party to the extent such Indemnified Party has otherwise actually received payment under an insurance policy or otherwise of the amounts otherwise indemnifiable hereunder.  All rights to indemnification and advancement of expenses under the Charter and under these Bylaws shall be deemed to be a contract between the Corporation and each Indemnified Party while this Bylaw is in effect.  Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption.  Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advancement of expenses of any Indemnified Party or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provisions hereof is in force.

SECTION 8.5  SEVERABILITY; DEFINITIONS.  The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provisions hereof.  The phrase "this Bylaw" in this Article VIII means this Article VIII in its entirety.